SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                        December 19, 1996 (December 16,1996)
                        ----------------------------------

                             Eljer Industries, Inc.
               -------------------------------------------------
               (Exact name of registrant as specified in charter)



    Delaware              1-10181                                  75-2270874
---------------        ---------------                           --------------
(State or other        Commission File                           (IRS Employer
jurisdiction of            Number)                               Identification
incorporation)                                                             No.)


  17120 Dallas Parkway, Dallas, Texas                                 75248
Address of principal executive offices)                             (Zip Code)


Registrant's telephone number,
including area code:      (972) 407-2600



                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5  Other Events

On December 16, 1996, Eljer Industries, Inc. (the "Company", or "Eljer Industries") reported the execution of a definitive merger agreement in which an affiliate of Zurn Industries, Inc. has agreed to acquire all the outstanding shares of common stock of Eljer for $24.00 per share in cash. Zurn will commence a tender offer for the Eljer shares by Friday, December 20, 1996. The expiration date of the tender offer will be 20 business days following commencement, unless the offer is extended.



The transaction has received the approval of the Boards of Directors of both companies and is subject to only customary regulatory approvals. The Board of Directors of Eljer recommends that the offer be accepted by the Eljer shareholders.



The press release dated December 16, 1996, describing the above is filed as an exhibit hereto and is incorporated by reference herein.



Item 7 Exhibits



Press release dated December 16, 1996 announcing Zurn Industries, Inc.'s offer to buy all of the outstanding shares of Eljer Industries.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               ELJER INDUSTRIES, INC.



         Date:    December 19, 1996             By:      /s/Brooks F. Sherman
              -----------------------                 --------------------------
                                                      Brooks F. Sherman
                                                      Vice President - Finance &
                                                      Chief Financial Officer
                                                      (Principal Financial and
                                                      Accounting Officer)

                                  EXHIBIT INDEX



EXHIBIT NO.


    99 Press release dated December 16, 1996 announcing Zurn Industries, Inc.'s offer to buy all of the outstanding shares of Eljer Industries.
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